UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2016

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St. Suite 300 Houston, Texas USA 77010	4th Floor, One Vine Street London W1J0AH The United Kingdom	Delftseplein 27E 3013 AA Rotterdam The Netherlands
(Addresses of principal executive offices)

(713) 309-7200	+44 (0)207 220 2600	+31 (0)10 275 5500
(Registrant’s telephone numbers, including area codes)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Certain Officers

On December 7, 2016, LyondellBasell Industries N.V. (the “Company”) appointed Michael Sumruld as the Company’s Chief Accounting Officer, effective as of January 3, 2017. Mr. Sumruld will also serve as the principal accounting officer for the purposes of the Company’s filings with Securities and Exchange Commission. As Chief Accounting Officer, Mr. Sumruld will have global responsibility for corporate accounting, financial reporting, and internal controls.

Mr. Sumruld, age 46, most recently worked for Baker Hughes Incorporated, a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry, where from 1998 to 2016 he held a range of financial roles, covering the U.S., Latin America, and the Eastern Hemisphere as well as global financial roles covering several product lines. Mr. Sumruld’s most recent roles at Baker Hughes include Vice President and Treasurer from 2013-2016; Vice President Finance – Eastern Hemisphere from 2012 – 2013; and Director – Investor Relations 2011. Mr. Sumruld is a certified public accountant and holds a bachelor’s degree in accounting from the University of Houston and an MBA from Texas A&M University.

There are no arrangements or understandings between Mr. Sumruld and any other persons pursuant to which he was selected as Chief Accounting Officer. There are also no family relationships between Mr. Sumruld and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: December 13, 2016	By:	/s/ Thomas Aebischer
Thomas Aebischer
Executive Vice President